Exhibit 10.4
PROMISSORY NOTE

Date of Issuance
$7,800,000	April 29, 2010
          FOR VALUE RECEIVED, Jiawei Solarchina Co., Ltd., a Hong Kong corporation (the “Borrower”), hereby promises to pay to the order of Evergreen Solar, Inc., a Delaware corporation (the “Lender”), the principal sum of Seven Million Eight Hundred Thousand United States Dollars (US$7,800,000.00), together with interest thereon from the date of this Note. Interest shall accrue at a rate of seven and one-half percent (7.5%) per annum, compounded semi-annually; provided that the interest rate will be adjusted to correspond with the rate applicable to the to Lender’s obligation to purchase shares in Evergreen Solar (China) Co., Ltd. from by Hubei Science & Technology Investment Co. (“HSTIC”) (with the effective date of any change in the rate under this note to be the same as the effective date of the change to the HSTIC loan rate). Any principal amount not converted into Equity Securities (as defined below) as permitted pursuant to the terms of this Note, the principal and accrued interest shall be due and payable by Borrower on April 30, 2015.
1. Payment. All payments shall be made in lawful money of the United States of America at the principal office of the Borrower, or at such other place as the holder hereof may from time to time designate in writing to the Borrower. Payment shall be credited first to Costs (as defined below), if any, then to accrued interest due and payable and the remainder applied to principal. Prepayment of principal, together with accrued interest, may be made after providing sixty (60) days written notice to Lender. The holder hereby waives demand, notice, presentment, protest and notice of dishonor. All payments made pursuant to this Note shall be made in United States Dollars.
2. Security and Guarantee. This Note is intended to be secured by a security agreement to be negotiated and agreed between Borrower and Lender whereby Borrower shall pledge plant and equipment of adequate value to secure Borrower’s repayment obligation hereunder. Borrower and Lender shall negotiate and agree to the terms of such security agreement immediately following the repayment of Lender’s currently existing loan from Hubei Science and Technology Investment Co. Borrower agrees to meet its commitment to provide a Guarantee as set forth in its loan application.
3. Representations and Warranties of the Borrower. In connection with the transactions provided for herein, the Borrower hereby represents and warrants to the Lender that he Borrower is duly organized, validly existing and in good standing under the laws of Hong Kong and has all requisite corporate power and authority to carry on its business as now conducted. The Borrower is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.
4. Conversion of the Note. The Lender has option of converting the note amount up to Five Million Dollars ($5,000,000.00), in the aggregate, of the note to capital stock or other securities of Borrower at any time of prior to the repayment of the note, including after receipt of notice of early repayment. The parties agree to negotiate in good faith and in a timely manner to establish the details of this conversion right, including, among other relevant concerns, the process for providing the Lender with sufficient information necessary to make a conversion decision and the basis for calculating the amount of securities that will be provided to the Lender upon conversion, which may include reference to the price of the applicable securities being sold to third parties or the price paid for securities in connection with an acquisition of the Borrower by means of a merger, consolidation, share exchange or other similar transaction or series of related transactions or in connection with a public offering of shares, and terms related to the execution of agreements (in a form customary and reasonable) relating to the acquisition of securities upon conversion, which may include registration, co sale, rights of first refusal, rights of first offer and voting rights, relating to such securities.
5. Application of Note Amount to Acquisition of Jiawei Solar (Wuhan) Co., Ltd. If Lender elects to or is required to acquire Jiawei Solar (Wuhan) Co., Ltd. as a result of the put or call option provided for in Section 3.3.a. or 3.4.a. of the Manufacturing Services Agreement dated July 14, 2009 among Lender, Borrower and their affiliates, then the unpaid principal amount and accrued interest under this Note may be applied at the option of Lender to pay amounts required to be paid by Lender to Borrower.
6. Miscellaneous.
6.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.
6.2 Governing Law. This Note shall be governed by and construed under the laws of the Commonwealth of Massachusetts as applied to agreements among Massachusetts residents, made and to be performed entirely within the Commonwealth of Massachusetts.
6.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Note.
6.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.
6.5 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
6.6 Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
6.7 Covenants of the Borrower to Deliver Information and Financial Statements. The Borrower shall deliver to Lender such financial statements or information as the Borrower provides to its stockholders simultaneously with the delivery thereof to the stockholders.

6.8 Further Assurance. From time to time, the Borrower shall execute and deliver to Lender such additional documents and shall provide such additional information to the Lender as Lender may reasonably require to carry out the terms of this Note, and any agreements executed in connection herewith, and to be informed of the financial and business conditions and prospects of the Borrower.
6.9 Waiver of Jury Trial. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS NOTE, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALING OF THE PARTIES HERETO WITH RESPECT TO THIS NOTE, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
6.10 Set-Off. Lender may set-off any payments owed to it by Borrower against any payment obligations of Lender to Borrower under this Note or any other agreement.
6.11 Entire Agreement; Amendments and Waivers. This Note and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Note may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Borrower and the Lender. Any waiver or amendment effected in accordance with this Section shall be binding upon each future holder of all such securities, and the Borrower.
     IN WITNESS WHEREOF the duly undersigned authorized representative of Borrower has executed and delivered this Note as of the date of Issuance referenced above.

JIAWEI SOLARCHINA CO., LTD.
By:	/s/ D. Kongxian

Ding Kongxian CEO Chairman & CEO

ACKNOWLEDGED AND AGREED: EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Chief Financial Officer

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